Exhibit 10.1

FIFTH AMENDED AND RESTATED
STOCKHOLDERS’ AGREEMENT

THIS FIFTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of the 24th day of April, 2014 (the “Agreement Date”), is entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”), and each of the stockholders of the Corporation listed on Schedule 1 hereto and/or Schedule 2 hereto (hereinafter referred to collectively as the “Stockholders”).

WITNESSETH:

WHEREAS, the Corporation and the Stockholders are parties to a Fourth Amended and Restated Stockholders’ Agreement, dated February 14, 2014 (as amended, the “Prior Agreement”), which the requisite Stockholders desire to amend and restate in its entirety as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Corporation and the Stockholders, the parties hereto do hereby agree as follows:

SECTION 1.  Definitions. As used herein, the following terms shall have the following respective meanings:

Board means the Board of Directors of the Corporation.

Commission means the U.S. Securities and Exchange Commission.

Common Stock means shares of the Corporation’s Common Stock, par value $.0001 per share.

Demand Notice shall have the meaning set forth in Section 3.4(a) hereof.

Effective Time means immediately prior to the listing of the Common Stock on a national securities exchange.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Expiration Date means June 30, 2017.

FINRA means the Financial Industry Regulatory Authority.

Group means as to any Stockholder that is a corporation or other entity, any and all of the venture capital limited partnerships or corporations now existing or hereafter formed that are affiliated with or under common control with one or more of the controlling stockholders of such Stockholder and any predecessor or successor thereto.

Holder means any holder of Registrable Securities who is a party to this Agreement.

Immediate Family Member means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

Initiating Holders means, collectively, Holders who properly initiate a registration request under this Agreement.

Investors means the Persons listed on Schedule 2 hereto, severally, but not jointly and severally.

Other Shares shall have the meaning set forth in Section 3.6(b) hereof.

Oxford/Saints Group means (i) Oxford Bioscience Partners IV L.P., (ii) mRNA Fund II L.P., (iii) OBP IV — Holdings LLC, (iv) mRNA II — Holdings LLC, (v) Saints Capital VI, L.P., (vi) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing and (vii) any successors or assigns of the foregoing.

Person (whether or not capitalized) means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or other entity.

Preferred Stock means, collectively, shares of the Corporation’s Series B-2 Preferred Stock, par value $.0001 per share, shares of the Corporation’s Series B Preferred Stock, par value $.0001 per share, shares of the Corporation’s Series A-1 Preferred Stock, par value $.0001 per share, shares of the Corporation’s Series A-2 Preferred Stock, par value $.0001 per share, shares of the Corporation’s Series A-3 Preferred Stock, par value $.0001 per share, shares of the Corporation’s Series A-4 Convertible Preferred Stock, par value $.0001 per share, shares of the Corporation’s Series A-5 Convertible Preferred Stock, par value $.0001 per share, and shares of the Corporation’s Series A-6 Convertible Preferred Stock, par value $.0001 per share.

Preferred Stockholders means, collectively, the holders of the Preferred Stock.

Registrable Securities means (i) the Common Stock issued or issuable upon the conversion of the Preferred Stock, (ii) the Common Stock issued or issuable upon exercise of the warrants issued pursuant to the Series B Convertible Preferred Stock and Warrant Purchase Agreement, dated April 23, 2013, by and among the Corporation and the Series B Stockholders named therein, as amended, and the warrants issued pursuant to the Series B-2 Convertible Preferred Stock and Warrant Purchase Agreement, dated February 14, 2014, by and among the Corporation and the Series B-2 Stockholders named therein, as amended, (iii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Corporation, acquired by the Investors or any member of an Investor’s Group after the date hereof, (iv) any Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above or; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 5, and excluding any shares for which registration rights have terminated pursuant to Section 3.13.

Registrable Senior Securities means the Registrable Securities issued or issuable upon conversion of, or in respect of, the Senior Preferred Stock.

Restricted Stock means all shares of capital stock of the Corporation, including (i) all shares of Common Stock, (ii) all shares of Preferred Stock, (iii) all shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised and (iv) all other shares of capital stock issued or issuable by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences on such shares.

Rule 145 means Rule 145 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Securities Act means the Securities Act of 1933, as amended.

Selling Expenses means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder.

Senior Preferred Stock means shares of the Corporation’s Series B-2 Preferred Stock, par value $.0001 per share, shares of the Corporation’s Series B Preferred Stock, par value $.0001 per share, shares of the Corporation’s Series A-1 Convertible Preferred Stock, par value $.0001 per share, shares of the Corporation’s Series A-2 Convertible Preferred Stock, par value $.0001 per share, and shares of the Corporation’s Series A-3 Convertible Preferred Stock, par value $.0001 per share.

Stockholders shall have the meaning set forth in the first paragraph hereof.

Transfer shall include any disposition of any Restricted Stock or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

SECTION 2.  Filing of Reports Under the Exchange Act.  For so long as the Common Stock is registered under the Exchange Act, the Corporation shall comply with all reporting requirements of the Exchange Act and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Registrable Securities (including any such exemption pursuant to Rule 144 thereof, as amended from time to time, or any successor rule thereto or otherwise). The Corporation shall cooperate with each Holder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 thereof or otherwise) for the sale of any Registrable Securities.

SECTION 3.  Transfer of Securities.

3.1                               Restriction on Transfer.  The Restricted Stock shall not be transferable, except upon the conditions specified in this Section 3, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.  In addition, no Restricted Stock shall be transferred unless, as conditions precedent to such transfer, the transferee thereof agrees in writing to be bound by the obligations of the transferring Stockholder hereunder.

3.2                               Restrictive Legend.  Each certificate evidencing any Restricted Stock and each certificate evidencing any such securities issued to subsequent transferees of any Restricted Stock shall (unless otherwise permitted by the provisions of Sections 3.3 or 3.10 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW.

3.3                               Notice of Transfer.  By acceptance of any Restricted Stock, the holder thereof agrees to give prior written notice to the Corporation of such holder’s intention to effect any Transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by: (a) the written opinion of counsel for the holder of such Restricted Stock or, at such holder’s option, a representation letter of such holder, addressed to the Corporation (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel such proposed Transfer involves a transaction requiring registration of such Restricted Stock under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed transfer involves a transaction requiring registration of such Restricted Stock under the Securities Act and applicable state securities laws or that an exemption thereunder is available, or (b) if such registration is required and if the provisions of Section 3.4 hereof are applicable, a written request addressed to the Corporation by the holder of such Restricted Stock, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Registrable Securities pursuant to the terms and provisions of Section 3.4 hereof; provided, however, that (y) in the case of a Transfer by a holder to a member of such holder’s Group, no such opinion of counsel or representation letter of the holder shall be necessary, provided that the transferee agrees in writing to be subject to Sections 3.1, 3.2, 3.3 and 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement, and (z) in the case of any holder of Restricted Stock that is a partnership, no such opinion of counsel or representation letter of the holder shall be necessary for a Transfer by such holder to a partner of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, (i) such Transfer is made in accordance with the partnership agreement of such partnership, and (ii) the transferee agrees in writing to be subject to the terms of Sections 3.1, 3.2, 3.3 and 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement. If in an opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion and counsel or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or “blue sky” laws, then the holder of Restricted Stock shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in Section 3.2 hereof unless: (a) in such opinion of such counsel or as can be concluded from the representation letter of such holder (which opinion and counsel or representation letter shall be reasonably acceptable to the Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act. The holder of Restricted Stock shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation) or, if applicable, until registration of the Registrable Securities involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Stock in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Stock shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.  Notwithstanding anything to the contrary herein, the provisions of this Section 3.3 and of Sections 3.1 and 3.2 shall not apply, and shall be deemed of no force or effect, with respect to shares of capital stock of the Corporation that are subject to a re-sale registration statement under the Securities Act, provided that such registration statement has been declared, and continues to remain, effective by the Commission.

3.4                       Registration Rights.

(a)                                 Form S-1 Demand.  If at any time after 180 days after the Effective Time, the Corporation receives a request from Holders of a majority of the Registrable Securities then outstanding that the Corporation file a Form S-1 registration statement with respect to at least thirty percent (30%) of the Registrable Securities then outstanding, then the Corporation shall (i) within 20 days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Corporation within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 3.4(c), 3.4(f) and 3.6.

(b)                                 Form S-3 Demand.  If at any time when it is eligible to use a Form S-3 registration statement, the Corporation receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Corporation file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $10.0 million, then the Corporation shall (i) within 10 days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Corporation within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 3.4(c), 3.4(f) and 3.6.

(c)                                  Notwithstanding the foregoing obligations, if the Corporation furnishes to Holders requesting a registration pursuant to this Section 3.4 a certificate signed by the Corporation’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Corporation and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Corporation shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 90 days after the request of the Initiating Holders is given; provided, however, that the Corporation may not invoke this right more than twice in any 12-month period.

(d)                                 The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.4(a) (i) after the Corporation has effected two registrations pursuant to Section 3.4(a); or (ii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 3.4(b).  The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.4(b) (i) during the period that is 30 days before the Corporation’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Corporation-initiated registration, provided, that the Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Corporation has effected two registrations pursuant to Section 3.4(b) during the 12-month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Section 3.4(d) until such time as the applicable registration statement has been declared effective by the Commission, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 3.4(a), in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 3.4(d).

(e)                                  Existing Registration Statement.  The Corporation shall prepare and file with the Commission such amendments and supplements to the Corporation’s Registration Statement on Form S-1 (Reg. No. 333-175091) and the prospectus used in connection therewith as may be requested by the Holders of a majority of the Registrable Senior Securities and necessary to keep such registration statement effective until the earlier of (i) the sale of all Registrable Securities covered thereby or (ii) such time as the Registrable Securities registered on such registration statement are included in another registration statement covering the sale of such Registrable Securities, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement.

(f)                                   The Corporation shall not be required to include in any registration statement an amount of securities that would exceed the maximum number of shares that can be included therein in accordance with the Securities Act and the rules and regulations promulgated thereunder.  In the event that not all Registrable Securities that Holders desire to include in a registration statement can be included in any one registration statement, then the Registrable Securities to be included shall be allocated among Holders on a pro rata basis based on the total number of Registrable Securities held by all Holders that have not been included in a registration statement.

3.5                       Piggyback Registration.

(a)                                 Each time that the Corporation proposes for any reason to register any of its securities under the Securities Act, other than (i) a registration relating to the sale of securities to employees of the Corporation or a subsidiary pursuant to a stock option, stock purchase or similar plan; (ii) a registration relating to a Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; or (v) under the Registration Statement on Form S-1 (Reg. No. 333-194150) or any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection therewith, the Corporation shall promptly give written notice of such proposed registration to all Holders, which notice shall also constitute an offer to such Holders to request inclusion of any Registrable Securities in the proposed registration.

(b)                                 Each Holder shall have 30 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Registrable Securities such Holder intends to sell and the Holder’s intended method of disposition.

(c)                                  In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under Section 3.5(b) may specify that the Registrable Securities be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no Common Stock other than Registrable Securities are being sold through underwriters under such registration.

(d)                                 Upon receipt of a written request pursuant to Section 3.5(b), the Corporation shall promptly use its best efforts to cause all such Registrable Securities to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

3.6                       Underwriting Requirements.

(a)                                 If, pursuant to Section 3.4, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to Section 3.4, and the Corporation shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Corporation and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 3.6, if the managing underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)                                 In connection with any offering involving an underwriting of shares of the Corporation’s capital stock pursuant to Section 3.5, the Corporation shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Corporation and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Corporation.  If the managing underwriter(s) of any proposed registration under Section 3.5 determines and advises in writing that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering, together with any other Common Stock proposed to be included therein by holders other than the Holders (such other shares hereinafter collectively referred to as the “Other Shares”) would interfere with the successful marketing of the Corporation’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, (ii) second, if necessary, by all Registrable Securities which are not Registrable Senior Securities and (iii) third, if necessary, so that (A) one-half (1/2) of the securities to be included consist of the securities proposed to be issued by the Corporation, and (B) one-half (1/2) of the securities to be included consist of the Registrable Senior Securities proposed to be included in such registration by the holders thereof, allocated among such Holders on a pro rata basis calculated based upon the number of Registrable Senior Securities sought to be registered by each such holder; provided, that the aggregate number of securities proposed to be included in such registration by the holders of Registrable Senior Securities shall only be reduced hereunder if and to the extent that such securities exceed twenty-five percent (25%) of the aggregate number of securities included in such registration. The shares of Common Stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 90 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.  For purposes of the provision in this Section 3.6(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Section 3.4, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 3.6(a) or (b), fewer than fifty percent (50%) of the total number of Registrable Senior Securities that Holders have requested to be included in such registration statement are actually included.

3.7                       Preparation and Filing.  If and whenever the Corporation is under an obligation pursuant to the provisions of Sections 3.4 and/or 3.5 to use its best efforts to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as practicable:

(a)                                 prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 3.7(b) hereof;

(b)                                 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Registrable Securities covered thereby or (ii) nine months from the date such registration statement first becomes effective, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement;

(c)                                  furnish to each holder whose Registrable Securities are being registered pursuant to this Section 3 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

(d)                                 use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Registrable Securities are being registered shall reasonably request, and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Securities; provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

(e)                                  at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.7(b) hereof, notify each holder whose Registrable Securities are being registered of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)                                   if the Corporation has delivered preliminary or final prospectuses to the holders of Registrable Securities that are being registered and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Registrable Securities and return all prospectuses to the Corporation. The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Registrable Securities; and

(g)                                  furnish, at the request of any holder whose Registrable Securities are being registered, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement if such securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

3.8                       Expenses.  The Corporation shall pay all expenses incurred by the Corporation in complying with this Section 3, including all registration and filing fees (including all expenses incident to filing with the FINRA), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Registrable Securities are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Sections 3.4 and 3.5, the reasonable fees and disbursements of a counsel for the holders of Registrable Securities that are being registered pursuant to this Section 3, such counsel for the holders of Registrable Securities shall be designated by a vote of the holders of a majority of the Registrable Securities to be included in such registration); provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities covered by registrations effected pursuant to Section 3.4 or 3.5 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Securities sold by each such seller or sellers.

3.9                       Indemnification.

(a)                                 In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Section 3 or registration or qualification of any Registrable Securities pursuant to Section 3.7(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3.7(d) hereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Corporation shall reimburse on demand such seller, underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3.7(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation hereof.

(b)                                 Before Registrable Securities held by any prospective seller shall be included in any registration pursuant to this Section 3, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)) the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Registrable Securities effected pursuant to such registration.

(c)                                  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.9(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.9, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3.9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3.9. The indemnifying party shall not make any settlement of any claims in respect of which it is obligated to indemnify an indemnified party or parties hereunder, without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

(d)                                 In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9; then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Securities sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

(e)                                  Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Registrable Securities, the Corporation, the holders of such Registrable Securities and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 3.9 shall be deemed inoperative for purposes of such offering.

3.10                        Removal of Legends, Etc.  Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of any Restricted Stock shall cease and terminate when (a) any such Restricted Stock are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section 3 hereof that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to lime), or (b) the holder of Restricted Stock has met the requirements for transfer of such Restricted Stock pursuant to subparagraph (b)(1) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Section 3 have terminated, a holder of a certificate for Restricted Stock as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Section 3.

3.11                        Lock-up Agreement.

(a)                                 Each Stockholder agrees that, if the Corporation or a managing underwriter so requests of such Stockholder in connection with a registered public offering of securities of the Corporation, such Stockholder will not, without the prior written consent of the Corporation or such underwriters, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any shares of Common Stock or shares of capital stock or other securities of the Corporation convertible into or exercisable for, whether directly or indirectly, shares of Common Stock, other than to a member of such Stockholder’s Group, during the period of (i) 180 days following the closing of the first public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act, or (ii) 90 days following the closing of any other public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act; provided that such request is made of all officers, directors and 1% and greater Stockholders and each such person shall be similarly bound; and, provided, further, that nothing in this Section 3.11(a) shall prevent any Stockholder from participating in any registered public offering of the Corporation as a selling stockholder or security holder.

(b)                                 In the event that the Corporation releases or causes to be released any Stockholder from any restrictions on transfer set forth in the foregoing provisions of this Section 3.11, the Corporation shall release or cause to be released all other Stockholders in similar fashion and any such release of all Stockholders shall be implemented on a pro rata basis.

3.12                        Furnish Information.  It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

3.13                        Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to this Section 3 shall terminate upon the earlier to occur of: (a) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without volume, manner of sale or other limitation during a three-month period without registration; and (b) the Expiration Date.

SECTION 4.  Remedies.  In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

SECTION 5.  Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Stockholder parties hereto and the respective successors and permitted assigns of the Corporation and each of the Stockholder parties hereto (including any member of a Stockholder’s Group).  Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the any Stockholder set forth herein may be freely assigned, in whole or in part, by such Stockholder to any member of their respective Group, provided such transferee is an “affiliate” of such Stockholder, as the case may be, as such term is defined under Rule 501 of the Securities Act (it being recognized and agreed that each member of the Oxford/Saints Group shall be deemed to be “affiliates” of each other for this purpose).  Subject to the requirements of Section 3 hereof, the rights under this Agreement may be assigned (but only with related obligations) by  a Holder to a transferee of Registrable Securities that, after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations).  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (a) that is an affiliate or stockholder of a Holder; (b) who is a Holder’s Immediate Family Member; or (c) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.  Any transferee from a Stockholder to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself (together with its address), gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were a Stockholder hereunder. A transferee to whom rights are transferred pursuant to this Section 5 will be thereafter deemed to be a Stockholder for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 5.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

SECTION 6.  Duration of Agreement.  The rights and obligations of the Corporation and each Stockholder set forth herein shall survive indefinitely, unless and until, by the respective terms of this Agreement, they are no longer applicable.

SECTION 7.  Entire Agreement.  This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto, including the Prior Agreement.

SECTION 8.  Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, by electronic mail or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address, email address or telecopier number, as the case may be, set forth below or such other address, email address or telecopier number, as the case may be, in the Corporation’s records or as may hereafter be designated in writing by the addressee to the addressor listing all parties:

(i)                                   if to the Corporation, to:

Radius Health, Inc.

201 Broadway

Sixth Floor

Cambridge, MA 02139

Attention: Chief Executive Officer

Telecopier: (617) 551-4701

with a copy to:

Latham & Watkins LLP

John Hancock Tower, 20th Floor

200 Clarendon Street

Boston, MA 02116

Attention: Peter N. Handrinos

Telecopier: (617) 948-6001

(ii)                                if to the Stockholders, as set forth on Schedule 1 or Schedule 2.

All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third business day following the date of such mailing, (c) in the case of overnight mail, on the first business day following the date of such mailing, (d) in the case of electronic mail, when sent and (e) in the case of facsimile transmission, when confirmed by facsimile machine report.

SECTION 9.  Changes.  The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation and the holders of a majority of the Registrable Securities then outstanding; provided that the Corporation may in its sole discretion waive compliance with Section 3.3 (and the Corporation’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 3.3 shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  Notwithstanding the foregoing, any modification or amendment to this Agreement that would adversely affect one Stockholder in a manner that is directed specifically to such Stockholder, rather than to all Stockholders, shall be subject to the approval of each such Stockholder.  It is understood that this separate consent would not be required if any such adverse effect results from the application of criteria uniformly to all Stockholders even if such application may affect Stockholders differently.

SECTION 10.  Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument and all such counterparts together shall constitute but one agreement.

SECTION 11.  Headings; Interpretation.  The headings of the various sections of this Agreement have been inserted for convenience of reference only, and shall not be deemed to be a part of this Agreement. All references in this Agreement to “including” shall be deemed to mean “including without limitation.”

SECTION 12.  Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 13.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding choice of law rules thereof that would result in the application of the laws of any other jurisdiction; provided that Section 3 of this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof.

SECTION 15.  Additional Parties.  Notwithstanding anything to the contrary contained herein, any holder of shares of capital stock of the Corporation may become a party to this Agreement as a “Stockholder” following the delivery to, and written acceptance by, the Corporation of an executed Instrument of Adherence to this Agreement in the form attached hereto as Annex A.  No action or consent by Stockholder parties hereto shall be required for such joinder to this Agreement by such additional Stockholder, so long as such additional Stockholder has agreed in writing to be bound by all of the obligations as Stockholder party hereunder as indicated in the Instrument of Adherence and the Instrument of Adherence has been accepted in writing by the Corporation.

SECTION 16.  Waiver; Amendment.  The parties to this Agreement hereby agree and acknowledge that the Corporation has, as of, and at all times prior to, the Effective Time, complied with all of its obligations under the Prior Agreement and that the Corporation shall have no liability or obligation to pay any damages under the Prior Agreement with respect to any right, covenant or obligation arising under the Prior Agreement at any time prior to the Effective Time.  All provisions of, rights granted and covenants made in, the Prior Agreement are hereby waived, released and superseded, with full retrospective and prospective effect, in their entirety and shall have no further force or effect.  Without limiting the foregoing, the right of first refusal set forth in Section 2.3 of the Prior Agreement shall not be applicable to shares of Common Stock issued in the offering contemplated by the Corporation’s Registration Statement on Form S-1 (Reg. No. 333-194150).

SECTION 17.  Effectiveness.  Effective as of, and contingent upon, the Effective Time, the Prior Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement.  This Agreement shall be effective as of, and contingent upon, the Effective Time.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

CORPORATION:

RADIUS HEALTH, INC.

By:	/s/ Robert E. Ward
Name: Robert E. Ward
Title: President & Chief Executive Officer

INVESTORS:

F2 BIOSCIENCE III, L.P.

By: F2 Bioscience GP, Ltd., General Partner

By:	/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos
Title: Director of Investment Adviser
To F2 Bioscience III, L.P.

F2 BIOSCIENCE IV L.P.

By: F2 Bioscience IV GP Ltd., General Partner

By:	/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos
Title: Authorized Signatory

F2 BIO VENTURES V L.P.

By: F2 Bio Ventures GP Ltd., General Partner

By:	/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos
Title: Authorized Signatory

BB BIOTECH VENTURES II, L.P.

On behalf of BB Biotech Ventures GP (Guernsey) Limited as General Partners to BB Biotech Ventures II, L.P.

By:	/s/ Ben Morgan
Name: Ben Morgan
Title: Director

BIOTECH GROWTH N.V.

By:	/s/ H.J. van Neutegem
Name: H.J. van Neutegem
Title: Managing Director

MPM BIOVENTURES III, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,
in its capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.

By:	MPM BioVentures IV GP LLC, its General Partner
By:	MPM BioVentures IV LLC,
its Managing Member

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Member

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP

By: Waverley Healthcare Private Equity Limited, its general partner

By:
Name:
Title:

OBP IV – HOLDINGS LLC

By:	OXFORD BIOSCIENCE PARTNERS IV., L.P.
By:	OBP Management iv, L.P.

By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: General Partner

By: SAINTS CAPITAL GRANITE, L.P.
By: SAINTS CAPITAL GRANITE, LLC

By:	/s/ Scott Halsted
Name: Scott Halsted
Title: Managing Director

MRNA II - HOLDINGS LLC

By:	MRNA FUND II, L.P.
By:	OBP MANAGEMENt II , L.P.

By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: General Partner

By: SAINTS CAPITAL GRANITE, L.P.
By: SAINTS CAPITAL GRANITE, LLC

By:	/s/ Scott Halsted
Name: Scott Halsted
Title: Managing Director

THE WELLCOME TRUST LIMITED,
AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Peter Pereira Gray
Name: Peter Pereira Gray
Title: Managing Director,

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	/s/ Matthew McPherron
Name: Matthew McPherron
Title: Managing Director

NORDIC BIOSCIENCE CLINICAL
DEVELOPMENT VII A/A

By:
Name:
Title:

IPSEN PHARMA SAS

By:
Name:
Title:

The Breining Family Trust dated August 15, 2003

By:
Name:
Title:

Dr. Raymond F. Schinazi

Dr. Dennis A. Carson

The David E. Thompson Revocable Trust

By:
Name:
Title:

Jonnie K. Westbrook Revocable Trust dated March 17, 2000
By:
Name:
Title:

HEALTHCARE VENTURES VII, L.P.

By:	HealthCare Partners VII, L.P.
Its General Partner

By:	/s/ Jeffrey Steinberg
Name: Jeffrey Steinberg
Title: Administrative Partner

The Kent C. Westbrook Revocable Trust,

Dated March 17, 2000

By:
Name: Kent Westbrook, M.D.
Title: Trustee

H. Watt Gregory III

H2 ENTERPRISES, LLC

By:
Name:
Title:

Hostetler Family Trust UTD 3/18/92

By:
Name: Karl Y. Hostetler
Title: Co-Trustee

By:
Name: Margarethe. Hostetler
Title: Co-Trustee

The Richman Trust dated 2/6/83

By:
Name: Douglas D. Richman
Title: Co-Trustee

By:
Name: Eva A. Richman,
Title: Co-Trustee

Stavros C. Manolagas

Michael Rosenblatt, M.D.

Patricia E. Rosenblatt

Dr. John Potts, Jr and Susanne K. Potts

Irrevocable Trust for Stephen K. Potts
dated 6-15-05

By:
Name:
Title:

John Thomas Potts, M.D.

John A. Katzenellenbogen, PhD.

John A. Katzenellenbogen Trust
Under Agreement Dated August 2, 1999

By:
Name:
Title:

Benita S. Katzenellenbogen, PhD

Bart Henderson

BOARD OF TRUSTEES OF THE UNIVERSITY OF ARKANSAS

By:
Name:
Title:

Benjamin C. Lane

Ruff Trust dated l-1-02

By:
Name: F. Bronson Van Wyck
Title: Trustee

Stavroula Kousteni, PhD.

Robert L. Jilka, PhD.

Robert S. Weinstein, M.D.

Teresita M. Bellido, PhD.

Dotty McIntyre

Thomas E. Sparks

Samuel Ho

Charles O’Brien, PhD.

Alwyn Michael Parfitt, M.D.

Barnette Pitzele

Kelly Colbourn

Julie Glowacki

Socrates E. Papapoulos, M.D.

Tonya D. Smith

Maysoun Shomali

Jonathan Guerriero

E. Kelly Sullivan

Cecil Richard Lyttle

Louis O’Dea

Brian Nicholas Harvey

Christopher Miller

Chris Glass

Maria Grunwald

Kathy Welch

Schedule 1

List of Common Stockholders

Name of Common Stockholder	Address of Record
Teresita M. Bellido, Ph.D	9302 Windrift Way Zionsville, IN 46077
Julie Glowacki, Ph.D	76 Perkins Street Jamaica Plain, MA 02130
H2 Enterprises, LLC	c/o H. Watt Gregory, III. Esq. Kutak Rock, LLP 124 West Capitol Avenue, Suite 2000 Little Rock, AR 72201
Hostetler Family Trust, UTD 3/18/92	14024 Rue St. Raphael Del Mar, CA 92014
Robert L, Jilka, Ph.D	14202 Clarborne Court Little Rock, AR 72211
Benita S. Katzenellenbogen, Ph.D	704 West Pennsylvania Ave Urbana, IL 61801
John A. Katzenellenbogen, Ph. D	704 West Pennsylvania Ave Urbana, IL 61801
John A. Katzenellenbogen Trust Under Agreement dated August 2, 1999	704 West Pennsylvania Ave Urbana, IL 61801
Stavroula Kousteni, Ph.D	58 Hillside Avenue Glen Ridge, NJ 07028
Bart Henderson	45 Prentiss Lane Belmont, MA 02478
Dr. Stavros C. Manolagas	35 River Ridge Circle Little Rock AR 72227
Charles O’Brien, Ph. D	2824 Mossy Creek Dr Little Rock, AR 72211
Socrates E. Papapoulos, M.D.	Javastraat 64 2585 AR the Hague The Netherlands
Alwyn Michael Parfitt, M.D.	28 Baeza Way Hot Springs Village, AR 71909
John Thomas Potts, Jr., M.D.	18 Hawthorne Street Cambridge, MA 02138
Dr. John Potts Jr and Susanne K. Potts Irrevocable Trust for Stephen K. Potts, dated 6/15/05	18 Hawthorne Street Cambridge, MA 02138
Michael Rosenblatt, M.D.	130 Lake Ave Newton Center, MA 02459
Patricia E. Rosenblatt	876 Beacon Street, Apt 5 Newton, MA 02459
Ruff Trust, F. Bronson Van Wyck, Trustee	2141 Highway 224 East Tukerman, AR 72473
Tonya D. Smith	7790 Shannon Rd. Pine Bluff, AR 71603
Thomas E. Sparks, Jr.	PO Box 472290

Name of Common Stockholder	Address of Record
San Francisco, CA 94147
Board of Trustees of the University of Arkansas	University of Arkansas c/o UAMS Bioventures Technology Licensing & Life Science Incubator 4301 West Markham St #831 Little Rock, AR 72205-7199
Robert S. Weinstein, M.D.	11 Chalmette Little Rock, AR 72211
The Kent C. Westbrook Revocable Trust, dated March 17, 2000	56 River Ridge Road Little Rock, AR 72227
Jonnie K. Westbrook Revocable Trust dated March 17, 2000	56 River Ridge Road Little Rock, AR 72227
Rich Lyttle	Radius Health, Inc. 201 Broadway, Sixth Floor Cambridge, MA 02139
Nick Harvey	Radius Health, Inc. 201 Broadway, Sixth Floor Cambridge, MA 02139
Louis O’Dea	566 Main Street Hingham, MA 02043
Dotty McIntyre	799 Shawsheen Street Tewksbury, MA 01876
Samuel Ho	15 Hillview Ave. Holbrook, MA 02343
Barnett Pitzelle	7924 N Tripp Ave Skokie, IL 60076
Kelly Colbourn	123 Oxford Street #3 Cambridge, MA 01238
Maysoun Shomali	354 School Street Watertown, MA 02472
Jonathan Guerriero	20 Bazin Lane Canton, MA 02021
E. Kelly Sullivan	23 Bilknap St Arlington, MA 02474
Christopher Miller	1685 Millburne Rd. Lake Forest, IL 60045
Benjamin C. Lane	1284 Deer Trail Lane Libertyville, IL 60048
Chris Glass	467 San Fernando St. San Diego, CA 92106-3337
Maria Grunwald	82 Pine St. Malden, MA 02148-2355
Kathy Welch	15 Kristyn Ln. North Reading, MA 01864-2629

Schedule 2

List of Preferred Stockholders

Name	Address of Record
F2 Bioscience III, L.P.	Ugland House South Church Street PO Box 309 George Town KY1-1104 Grand Cayman Cayman Islands

F2 Bioscience IV L.P.	Ugland House South Church Street PO Box 309 George Town KY1-1104 Grand Cayman Cayman Islands

F2 Bio Ventures V L.P.	Ugland House South Church Street PO Box 309 George Town KY1-1104 Grand Cayman Cayman Islands

BB Biotech Ventures II, L.P.	Trafalgar Court Les Banques St. Peter Port Guernsey Channel Islands GY1 3QL With copies to Martin Münchbach Bellevue Asset Management Seestrasse 16 8700 Küsnacht Switzerland

Biotech Growth N.V.	Snipweg 26 Curaçao

HealthCare Ventures VII	44 Nassau Street Princeton, NJ 08542

MPM BioVentures III, L.P.	c/o MPM Capital 200 Clarendon Street, 54th Floor Boston, MA 02116

MPM BioVentures III - QP, L.P.	c/o MPM Capital 200 Clarendon Street, 54th Floor

Name	Address of Record
Boston, MA 02116

MPM Bio IV NVS Strategic Fund, L.P.	c/o MPM Capital 200 Clarendon Street, 54th Floor Boston, MA 02116

MPM BioVentures III GmbH & Co. Beteiligungs KG	c/o MPM Capital 200 Clarendon Street, 54th Floor Boston, MA 02116

MPM BioVentures III Parallel Fund, L.P.	c/o MPM Capital 200 Clarendon Street, 54th Floor Boston, MA 02116

MPM Asset Management Investors 2003 BVIII LLC	c/o MPM Capital 200 Clarendon Street, 54th Floor Boston, MA 02116

Healthcare Private Equity Limited Partnership (Registered Number SL004769)	Edinburgh One, Morrison Street Edinburgh, EH3 8BE United Kingdom

Dr. Raymond F. Schinazi	Emory University School of Medicine Veterans Affairs Medical Center 1670 Clairmont Road Decatur, GA 30033

The Wellcome Trust Limited as trustee of the Wellcome Trust	215 Euston Road London NW1 2BE England

OBP IV Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

mRNA Fund II Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

H. Watt Gregory, III	Suite 2000 124 West Capitol Avenue Little Rock, Arkansas 72201

The Breining Family Trust 2/15/03	PO Box 9540 Rancho Santa Fe, CA 92067

The Richman Trust dated 2/6/83	9551 La Jolla Farms Road La Jolla, CA 92037

Brookside Capital Partners Fund, L.P.	Attn: Brookside Legal Department Bain Capital, LLC John Hancock Tower 200 Clarendon Street Boston, MA 02116

David E. Thompson Revocable Trust	1045 Mason Street, # 501 San Francisco, CA 94108

Dennis A. Carson	9672 Clairborne Square La Jolla, CA 92037

Nordic Bioscience Clinical Development VII A/S	Herlev Hovedgade 207 2730 Herlev Denmark Attn: Clinical Trial Leader & Medical Advisor/Clinical Studies Phone: 45.4452.5251 Fax: 45.4452.5251

Ipsen Pharma SAS	65 Quai Georges Gorse Boulogne Billancourt 92100 Franci

Annex A

Instrument of Adherence
to
Fifth Amended and Restated

Stockholders’ Agreement
dated April 18, 2014

Reference is hereby made to that certain FIFTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated the 18th day of April, 2014, entered into by and among (i) Radius Health, Inc., a Delaware corporation (the “Corporation”) and the Stockholders party thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of                                    shares of Common Stock and all other shares of the Corporation’s capital stock hereinafter acquired, of the Corporation (the “Acquired Shares”), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Agreement in the capacity of a Stockholder party to the Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name:

Signature:
Name:
Title:

Accepted:
RADIUS HEALTH, INC.

By:
Name:
Title:

Date: